UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 10, 2017

__________________________________________________________________

CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

[ ]	Emerging growth company
[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2017, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Celadon Group, Inc. (the “Company”), the Board appointed Kathleen L. Ross as a director, effective immediately.  Ms. Ross brings to the Company senior leadership experience in banking, financing, capital structure optimization, equity and debt offerings, and financial and other risk management. Prior to her retirement in 2016, Ms. Ross served as a Senior Vice President for Bank of America’s transportation and logistics group. Ms. Ross previously served as a Senior Vice President at LaSalle Bank from 2003 until its acquisition by Bank of America in 2008. Throughout her career, Ms. Ross has specialized in serving the transportation, logistics, and supply chain industry and has served as a member of Northwestern University’s Transportation Center’s Business Advisory Council since 2008.

Ms. Ross is expected to be appointed to the Nominating and Corporate Governance Committee of the Board as well as the Compensation Committee of the Board, both as of the next regularly scheduled committee meeting dates. There is no arrangement or understanding between Ms. Ross and any other person pursuant to which Ms. Ross was appointed a director of the Company and there are no transactions involving Ms. Ross requiring disclosure under Item 404(a) of Regulation S-K.

Section 7 – Regulation FD

Item 7.01          Regulation FD Disclosure.

Kathleen Ross Press Release

On October 10, 2017, the Company issued a press release discussing the appointment of Ms. Ross to the Board. A copy of the press release is attached to this report as Exhibit 99.1.

Asset Coverage Ratio Update

As previously disclosed by the Company on a Form 8-K filed with the Securities and Exchange Commission on October 5, 2017, the Company entered into a Sixth Amendment to Amended and Restated Credit Agreement (the “Sixth Amendment”), which made certain amendments on the Company’s existing primary credit facility.  The Company has been made aware of certain market commentary concerning the asset coverage ratio financial covenant in the Sixth Amendment of 0.7 to 1.0.  As disclosed in the October 5, 2017 Form 8-K (and a previous July 7, 2017 Form 8-K), the asset coverage ratio measures only the Company’s U.S. accounts receivable and rolling stock.  Largely for historical reasons, the asset coverage ratio does not include U.S. or Canadian real estate, which is included in the revolving lenders’ collateral package, accounts receivable in Canada and Mexico, or other miscellaneous assets.  If only the appraised value of real estate were added to the U.S. accounts receivable and rolling stock, the ratio of assets to revolving commitments at September 30, 2017 would have been over 1.5 to 1.0.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION
	99.1	Press Release of Celadon Group, Inc. dated October 10, 2017.

The information contained in Item 7.01 and Exhibit 99.1 of Item 9.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information contained in Item 7.01 and Exhibit 99.1 of this report contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended.  Such statements may be identified by their use of terms or phrases, including “expects,” “expected,” “will,” “would be,” “intends,” “believes,” and similar terms and phrases.  Forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this report, statements relating to the Company’s future capital structure, financial position, and execution of the Company’s strategic initiatives, among others, are forward-looking statements.  Actual results may differ from those set forth in the forward-looking statements.  Readers should review and consider factors that could impact results as provided in various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: October 16, 2017	By:	/s/ Paul Svindland
Paul Svindland Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	Press Release of Celadon Group, Inc. dated October 10, 2017.